EXHIBIT 23.2




               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
               ---------------------------------------------------



We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 31, 2001, except for Note 12, as to which the date is February 26, 2001 (which expresses an unqualified opinion and includes an explanatory paragraph relating to the Company's ability to continue as a going concern), which appears on page F-1 of the Annual Report on Forms 10-KSB and 10-KSB/A of Imaginon, Inc. for the year ended December 31, 2000.


/s/ Gelfond Hochstadt Pangburn, P.C.
GELFOND HOCHSTADT PANGBURN, P.C.


Denver, Colorado
December 6, 2001